UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VYOME HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-1828101
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Harvard Square, One Mifflin Place, Suite 400

Cambridge, MA 02138
(973) 832-8147

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Vyome Holdings, Inc. 2025 Equity Incentive Plan

(Full title of the plan)

Venkat Nelabhotla
Chief Executive Officer
Vyome Holdings, Inc.
Harvard Square, One Mifflin Place, Suite 400

Cambridge, MA 02138
(973) 832-8147

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Vyome Holdings, Inc., a Delaware corporation (the “Company”) to:

●	register 2,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), issuable under Vyome Holdings, Inc. 2025 Equity Incentive Plan (the “Plan”).

●	include in Part I of the Registration Statement a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling stockholders, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the Plan (the “Recipients”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

Venkat Nelabhotla

Chief Executive Officer

Vyome Holdings, Inc.
Harvard Square, One Mifflin Place, Suite 400

Cambridge, MA 02138

REOFFER PROSPECTUS

VYOME HOLDINGS, INC.

Up to 1,524,918 Shares of Common Stock

Issuable under certain grants under

the 2025 Equity Incentive Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 1,524,918 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by certain selling stockholders identified herein in the section entitled “Selling Stockholders”. Such Shares have been or may be acquired in connection with common stock underlying stock options issued under the Vyome Holdings, Inc. 2025 Equity Incentive Plan (the “Plan”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on Nasdaq, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 7 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Stockholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “HIND” and the last reported sale price of our Common Stock on November 10, 2025 was $5.44 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2025

VYOME HOLDINGS, INC.

i

MARKET AND INDUSTRY DATA

This prospectus contains statistical data, estimates and information concerning our industry, including market position and the size and growth rates of the markets in which we participate, that are based on independent industry publications and reports or other publicly available information, as well as other information based on our internal sources. Although we believe the market and industry data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

Certain information included in this prospectus concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from our management’s knowledge of the industry and other information currently available to us.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These forward-looking statements include, among other things, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to realize the expected benefits of the recently completed merger transaction;

●	our ability to maintain the listing of our securities on the Nasdaq Capital Market;

●	our financial and business performance, including our financial projections and business metrics;

●	our market opportunity;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our ability to retain or recruit officers, key employees and directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	the expected costs associated with our research and development initiatives, including investments in technology and product development;

●	our ability to secure sufficient funding and alternative source of funding to support when needed and on terms favorable to us to support our business objective, product development, other operations or commercialization efforts;

●	the impact of governmental laws and regulations;

●	our ability to obtain, maintain, protect and enforce sufficient patent and other intellectual property rights for our product candidates and technology; and

●	our need to raise substantial additional funding. If we are unable to raise capital when needed, or if at all, we will be forced to delay, reduce or eliminate some of our product development programs or commercialization efforts, or cease our operations altogether. In addition, the issuance of a substantial number of shares of common stock, as a result of a financing, could adversely affect the price of our common stock.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus speak only as of the date of this prospectus. Except to the extent required under the federal securities laws and rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”), we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

iii

PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

On August 15, 2025, ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.) (the “Company”) completed the merger pursuant to the Agreement and Plan of Merger, dated as of July 8, 2024, as amended (the “Merger Agreement”), by and among the Company, Raider Lifesciences Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Vyome Therapeutics, Inc. (“Vyome”). Pursuant to the Merger Agreement, Merger Sub merged with and into Vyome, with Vyome surviving the merger as a subsidiary of the Company (the “Merger”). As a result of the Merger, the Company was renamed “Vyome Holdings, Inc.” and Vyome continued under its name as Vyome Therapeutics, Inc., in each case effective before the open of trading on August 15, 2025.

We are an innovation-driven healthcare company bridging the fast-growing US-India innovation corridor. We have spent the last decade developing research-driven assets in the immuno-inflammation sector. Our vision is to be a holding group of several healthcare assets and businesses that leverage the increasingly “special relationship” between the US and India, a relationship that manifests itself in the talent flowing from India to the US, as well as the growing collaboration between the world’s largest healthcare market (the US) and one of the world’s fastest growing major healthcare market (India). Our origin story begins with a Massachusetts Institute of Technology (MIT) and All India Institute of Medical Services (AIIMS) educated scientific co-founder setting up research in India, building a business in the US, and partnering with an Indian-origin American-born capital markets entrepreneur he met at MIT reflects our alignment with what we believe is a generational opportunity immediately in front of us. We believe we are the first venture-backed Indo-US biopharma company to list on the Nasdaq.

We believe the US-India special relationship offers a once-in-a-generation opportunity, particularly in the healthcare sector. Whether it is pharmaceutical R&D, medical devices, Artificial Intelligence (AI), or telemedicine, we believe there is a wide-ranging opportunity set to leverage the talent and market opportunities in both countries, which we believe is worth hundreds of billions of dollars.

Some of the opportunities we intend to explore in the US-India corridor include:

●	Pharmaceutical R&D — existing business line, large opportunity to expand

●	Medical devices — there is a growing opportunity for innovation in medical devices to come from India; there is also a growing Indian market where local companies could collaborate with American behemoths

●	Artificial intelligence — there are many applications of AI in healthcare; with the US and India being two of the most vibrant AI ecosystems in the world, there will be numerous cross-border opportunities

●	Telemedicine — in a post-COVID world, we believe there is an increasing opportunity to leverage skilled, lower cost medical talent in India to service other parts of the world

As we navigate the wider opportunity set, our lens for executing on any potential transactions will be strictly one of accreting shareholder value. We intend to become a platform through which investors can access the growing US-India healthcare opportunity set in an efficient and accretive manner.

Today, we are primarily a clinical-stage pharmaceutical company with multiple assets, focused on immune and inflammatory disorders. According to the National Institute of Health, nearly 125 million people in the U.S. live with some form of chronic inflammatory disease. According to Fortune Business Insights, immuno-inflammatory diseases present a market opportunity that is over $100 billion and growing rapidly. We believe our differentiated development strategy and our access to world-class talent can result in transformative medicines that significantly improve the life of patients suffering from such debilitating diseases and clear near-term drivers of value for shareholders.

The classical model of drug development is capital and time-intensive, but we have built our initial set of assets by disrupting this classical model by (i) leveraging the US-India talent and cost arbitrage, (ii) selecting rare and unmet immune-inflammatory conditions as the first disease targets, and (iii) repositioning approved drugs for novel use through local application, which together, potentially allows us to shorten the development timeline to approval, and minimize the risks associated with new approvals, while generating intellectual property. We have extensive networks in India, which offer the opportunity to access innovation at a value arbitrage, lowering costs of development and value creation. We believe that by initially targeting rare conditions allows us to potentially access certain regulatory benefits, including the Orphan Drug Act of 1983, and a lower number of patients in clinical trials, which can potentially reduce costs of development. Taken together, we believe our model brings a unique risk/return proposition for shareholders by balancing cost efficiencies and value creation.

Corporate Information

Our principal executive offices are located at Harvard Square, One Mifflin Place, Suite 400, Cambridge, MA 02138. Our telephone number is (973) 832-8147. Our website address is www.vyometx.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Our common stock is quoted on the Nasdaq under the symbol “HIND”. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the Exchange Act). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

THE OFFERING

Shares of Common Stock Offered by the Selling Stockholders:	Up to 1,524,918 shares of Common Stock for sale by the Selling Stockholders (which include our executive officers and directors) for their own account pursuant to the Plan.

Shares of Common Stock outstanding:	5,644,394 shares of our Common Stock are outstanding as of November 10, 2025.

Selling Stockholders:	The Selling Stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 5. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated Selling Stockholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Trading symbol	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “HIND.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risks and uncertainties as well as the risks and uncertainties described under the section entitled “Risk Factors” contained in our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business, operating results, prospects or financial condition. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Stockholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will however receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the Shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired stock options under the Plan to purchase shares of Common Stock of the Company upon conversion of stock options held in Vyome Therapeutics, Inc. (“Vyome”) upon consummation of the merger pursuant to the Agreement and Plan of Merger, dated as of July 8, 2024, as amended, by and among the Company, Raider Lifesciences Inc., a wholly owned subsidiary of the Company, and Vyome.

The following table sets forth:

●	the name of each Selling Securityholder;

●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of November 10, 2025 prior to the offering for resale of the shares under this prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders. Because the Selling Stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Stockholders listed below. We cannot assure you that any of the Selling Stockholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Completion of the Offering (3)
Securityholders	Number	Percent (%)	Offered Hereby (2)	Number	Percent (%)
Krishna Gupta (4)	588,791	10.43%	249,671	339,120	6.01%
Venkat Nelabhotla (5)	615,157	10.90%	615,149	8	*
Shiladitya Sengupta (6)	624,524	11.06%	624,432	92	*
Stash Pomichter (7)	17,833	*	17,833	0	*
John Tincoff (8)	17,833	*	17,833	0	*

*	less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 5,644,394 shares of Common Stock outstanding as of November 10, 2025.

(2)	The number of shares of Common Stock offered for resale in this offering reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable awards and grants, including options and restricted stock units, previously made irrespective of whether such grants are vested or convertible as of the date of this filing or will become vested or convertible within 60 days.

(3)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

(4)

Mr. Gupta is Chairman of the Board and a Director of the Company. Consists of (a) 6,232 shares of Common Stock held by Romulus Vyome Special Opportunity LP, (b) 1,706 shares of Common Stock held by Romulus Vyome Special Opportunity III, LLC, (c) 2,708 shares of Common Stock held by Romulus Vyome Special Opportunity II LLP,(d) 328,474 shares of Common Stock held by KKG Enterprises LLC, and (e) 249,671 shares of Common Stock underlying stock options issued under the Plan that are fully vested Mr. Gupta is the managing partner of Romulus Vyome Special Opportunity LP and Romulus Vyome Special Opportunity III, LLC. Romulus Vyome Special Opportunity LP and Romulus Vyome Special Opportunity III, LLC are affiliates.

(5)

Mr. Nelabhotla is our Chief Executive Officer and a Director of the Company. Consists of (a) 8 shares of Common Stock and (b) 615,149 underlying stock options issued under the Plan that are fully vested.

(6)

Dr. Sengupta is a Director of the Company. Consists of (a) 92 shares of Common Stock held directly; and (b) 624,432 shares of Common Stock underlying stock options issued under the Plan that are fully vested.

(7)	Mr. Pomichter is a Director of the Company. Consists of 17,833 shares of Common Stock underlying stock options issued under the Plan that are fully vested.

(8)	Mr. Tincoff is a Director of the Company. Consists of 17,833 shares of Common Stock underlying stock options issued under the Plan, that are fully vested.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.) as of December 31, 2024 and for the year ended December 31, 2024, incorporated in in this Prospectus by reference, have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc’s ability to continue as a going concern), and incorporated by reference in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.) as of December 31, 2023 and for the year then ended, incorporated in this Reoffer Prospectus by reference, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc.’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Reoffer Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Vyome Therapeutics, Inc. and its subsidiary as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this Prospectus, have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to substantial doubt about Vyome Therapeutics, Inc.’s ability to continue as a going concern). Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and all reports and documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 4, 2025 (the consolidated financial statements included in this Annual Report on Form 10-K have subsequently been retrospectively adjusted to apply the reverse stock split effected May 9, 2025, which updated consolidated financial statements are included in the Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 incorporated below);

●	our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 20, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K (and as amended) filed with the SEC on January 21, 2025, February 20, 2025, March 20, 2025, April 2, 2025, April 21, 2025, April 28, 2025, May 9, 2025, May 28, 2025, May 30, 2025, May 30, 2025, June 9, 2025, June 12, 2025, June 18, 2025, July 3, 2025, July 25, 2025, August 11, 2025, August 19, 2025, August 20, 2025, September 2, 2025, September 12, 2025 and October 30, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 4, 2025, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-40789).

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https:/www.vyometx.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Vyome Holdings, Inc., Attention: Investor Relations, Harvard Square, One Mifflin Place, Suite 400, Cambridge, MA 02138, (973) 832-8147.

VYOME HOLDINGS, INC.

UP TO 1,524,918 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 4, 2025 (the consolidated financial statements included in this Annual Report on Form 10-K have subsequently been retrospectively adjusted to apply the reverse stock split effected May 9, 2025, which updated consolidated financial statements are included in the Registration Statement on Form S-4/A filed with the SEC on May 9, 2025 incorporated below);

●	our Registration Statement on Form S-4/A filed with the SEC on May 9, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 20, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K (and as amended) filed with the SEC on January 21, 2025, February 20, 2025, March 20, 2025, April 2, 2025, April 21, 2025, April 28, 2025, May 9, 2025, May 28, 2025, May 30, 2025, May 30, 2025, June 9, 2025, June 12, 2025, June 18, 2025, July 3, 2025, July 25, 2025, August 11, 2025, August 19, 2025, August 20, 2025, September 2, 2025, September 12, 2025 and October 30, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 4, 2025, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-40789).

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Vyome Holdings, Inc., Attention: Corporate Secretary, Harvard Square, One Mifflin Place, Suite 400, Cambridge, MA 02138, (973) 832-8147.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Corporation Law of the State of Delaware

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock purchases or redemptions in the case of a director, for any transaction from which the director or officer derived an improper personal benefit, or in any action by or in the right of the corporation in the case of an officer.

Charter

As permitted by the DGCL, our charter contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director derived an improper personal benefit.

Bylaws

As permitted by the DGCL, our bylaws provide that:

●	we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	we may indemnify its other employees and agents as set forth in the DGCL; and

●	we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and the rights conferred in the restated bylaws are not exclusive.

Indemnification Agreements

We have not yet entered into indemnification agreements with our current directors and executive officers but intend to do so to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our charter and bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Company for which indemnification is sought. The indemnification provisions in our charter, bylaws and the indemnification agreements to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

Insurance Policies

We have director and officer insurance providing for indemnification for our directors and officers for certain liabilities, and such insurance provides for indemnification of our directors and officers for liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number	Description
4.1	2025 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule A filed with the SEC on October 6, 2025)

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

23.1	Consent of Kreit & Chiu CPA LLP, Independent Registered Public Accounting Firm of Vyome

23.2	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm of ReShape

23.3	Consent of RSM US LLP, former Independent Registered Public Accounting Firm of ReShape

23.4	Consent of Sichenzia Ross Ference Carmel LLP (included in the Opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

107	Filing Fee Table

ITEM 9. UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, MA, on this 13th day of November, 2025.

VYOME HOLDINGS, INC.

By:	/s/ Venkat Nelabhotla
Venkat Nelabhotla
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Venkat Nelabhotla, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Venkat Nelabhotla	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2025
Venkat Nelabhotla

/s/ Robert Dickey	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2025
Robert Dickey

/s/ Krishna K. Gupta	Chairman of the Board and Director	November 13, 2025
Krishna K. Gupta

/s/ Shiladitya Sengupta	Director	November 13, 2025
Shiladitya Sengupta

/s/ Stash Pomichter	Director	November 13, 2025
Stash Pomichter

/s/ John Tincoff	Director	November 13, 2025
John Tincoff

/s/ Mohanjit Jolly	Director	November 13, 2025
Mohanjit Jolly